Exhibit 10.8

NON-COMPETITION, NON-SOLICITATION  AND NON-DISCLOSURE AGREEMENT

1.          The individual executing this agreement (the "Employee") is or will soon be an at-will employee of American International Group, Inc. or one of its subsidiaries (the "AIG").  As such, the Employee is free to resign from employment at any time and for any reason.  Likewise, AIG may terminate the Employee's employment at any time for any reason.  This Agreement is not a guarantee of any fixed term employment.

2.          This Agreement is a term and condition of the Employee's at-will employment with AIG, and employment is conditioned upon the Employee's execution of this Agreement.

3.          This Agreement is necessary for the protection of the legitimate and protectable business interests of AIG and its affiliates (collectively, the "AIG Group") in their customers, customer goodwill, accounts, prospects, employee training, and confidential and proprietary information.  The Employee's employment requires exposure to and use of confidential business information (as set forth in Paragraph 4). The Employee's services for and relationship with the AIG Group and the Employee's relationship with the AIG Group's customers and clients are of a special character, with a unique value to the AIG Group, the loss of which cannot be adequately compensated by damages or an action at law.

A.         Accordingly, the Employee agrees that during the Employee's employment and for a period of one (1) year after employment terminates for any reason (the "Restricted Period"), the Employee shall not, directly or indirectly, without AIG's written consent:

(i)         Hire, solicit or encourage to cease to work with the AIG Group any employee, consultant or agent of the AIG Group.  However, the Employee shall be allowed to respond to an unsolicited request for an employment reference regarding any former employee of the AIG Group by providing a reference setting forth only the Employee's personal views about such former employee;

(ii)        Call on or solicit any customer or supplier of, or consultant to, AIG that was called on, serviced by, or contacted by the Employee in his capacity as an employee of AIG, or that was otherwise known to the Employee solely by virtue of the Employee's employment with AIG; provided that the foregoing shall not apply to any customer or supplier of, or consultant to, AIG, known to Employee prior to the date he became an employee of AIG;

(iii)       Engage in any "Competitive Business" (defined below) for the Employee's own account;

(iv)        Enter the employ of, or render any services to, any person engaged in any Competitive Business;

(v)         Acquire a financial interest in any Competitive Business, directly  or indirectly, as an individual, partner, shareholder, officer,  director, principal, agent, trustee or consultant; or

(vi)        Interfere with business relationships between the AIG Group and customers or suppliers of, or consultants to the AIG Group.

B.         For purposes of this Paragraph 3, a "Competitive Business" means, as of any date, including during the Restricted Period, any person or entity (including any joint venture, partnership, firm, corporation or limited liability company) that engages in or proposes to engage in, as a material portion of such person's business,   the following activities in any geographical area in which the AIG Group does such business:

(i)         The property and casualty insurance business, including commercial insurance, business insurance, personal insurance and specialty insurance;

(ii)        The life and accident and health insurance business;

(iii)       The underwriting, reinsurance, marketing or sale of (y) any form of insurance of any kind that the AIG Group as of such date does, or proposes to, underwrite, reinsure, market or sell (any such form of insurance, an "AIG Insurance Product"), or (z) any other form of insurance that is marketed or sold in competition with any AIG Insurance Product; or

(iv)        Any other business that as of such date is a direct and material competitor of one of the AIG Group's businesses; provided that the AIG Group's business with which such other business competes, represents at least 20% of AIG Group revenue or net profit in the calendar year prior to the date on which Employee proposes to engage on his own account or Employee becomes an employee of or renders any services to the person engaged in such Competitive Business.

C.         Notwithstanding  anything to the contrary in this Agreement,  the Employee may directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the AIG Group which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Employee (y) is not a controlling person of, or a member of a group which controls, such person and (z) does not, directly or indirectly, own one percent or more of any class of securities of such person.

D.         The Employee understands that the provisions of this Paragraph 3 may  limit the Employee's ability to earn a livelihood in a business similar to the business of any members of the AIG Group but the Employee  nevertheless agrees and hereby acknowledges that:

(i)         Such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the AIG Group;

(ii)        Such provisions contain reasonable limitations as to time and scope of activity to be restrained;

(iii)       Such provisions are not harmful to the general public; and

(iv)       Such provisions are not unduly burdensome to the Employee.  In consideration of the foregoing and in light of the Employee's education, skills and abilities, the Employee agrees that he shall not assert that, and it should not be considered that, any provisions of this Paragraph 3 otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

E.          It is expressly understood  and agreed that, although  the Employee and AIG consider the restrictions contained in this Paragraph 3 to be reasonable, if a judicial  determination is made by a court of competent jurisdiction  that the time or territory or any other restriction contained in this Paragraph  3 or elsewhere in this Agreement is an unenforceable  restriction against the Employee, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum  time and territory and to such maximum extent as such court may judicially  determine or indicate to be enforceable.  Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable,  and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

4.          During the term of employment, the Employee will have  access to and become  acquainted  with  information  of a confidential,  proprietary  or secret nature.   The  Employee  agrees  that  during  the  Employee's  employment  and any time  thereafter,  all confidential,  proprietary  or  secret  information received,  obtained  or possessed  at any time  by  the Employee  concerning or relating  to  the  business,   financial,  operational,  marketing,  economic, accounting,  tax or other affairs at the AIG  Group  or any client,  customer, agent or supplier  or prospective  client,  customer,  agent  or  supplier of the AIG  Group will be treated  by the Employee in the strictest confidence  and will  not  be disclosed  or used  by the Employee in any manner without  the prior written  consent of AIG or unless required  by law; provided  however  that the foregoing shall not apply to (i) any information  known  to Employee prior to becoming an employee of the AIG Group,  (ii) any information that is or becomes  publicly  available  other  than  as a result  of improper  disclosure by the Employee,  (iii) any information lawfully obtained  from a third party who was  not under  an  obligation  of confidentiality  with  respect  to  such information,  (iv)  any information  that  is independently  developed  by  the Employee without use of or reference to the AIG Group information or (v) any information that is required to be disclosed in order to comply with any applicable law, subpoena or regulation,  or with any requirement imposed by judicial  or administrative process or any governmental or court order.  The

Employee also agrees that during and after the Employee's employment with the AIG Group the Employee will not disparage the AIG Group or any of its officers, directors or employees to any person or entity not affiliated with the AIG Group, absent the prior written consent of AIG.  In turn, AIG will cause its senior executives to not disparage the Employee during and after the Employee's employment with the AIG Group.

5.          The covenants contained in Paragraphs 3 and 4 of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought.  The Employee acknowledges that these restrictions are reasonably  necessary for the protection of the AIG Group.  The Employee also acknowledges that irreparable harm and damages would result to the AIG Group if the provisions of Paragraph 3 or 4 were not complied with and agrees that the AIG Group shall be entitled to legal, equitable or other remedies, including, without limitation, injunctive relief and specific performance to protect against the inevitable disclosure of the AIG Group's confidential, proprietary or secret information, any failure to comply with the provisions of Paragraph 3 or 4 of this Agreement, or any threatened breach of any term of this Agreement.

6.          This Agreement (together with the AIG Code of Conduct) sets forth the entire agreement regarding the subject matter contained  in this Agreement, supersedes any and  all prior  agreements  and understandings  regarding  this subject matter, and may be modified only by a written agreement signed by the Employee and AIG.  For the avoidance of doubt, and notwithstanding anything in the American International Group, Inc. Amended  and Restated Executive Severance Plan (the "Executive Severance Plan") to the contrary, this Agreement shall provide the sole non-competition,  non-solicitation or similar restrictive covenants applicable to the Employee as a condition to the Employee's receipt of severance under the Executive Severance Plan and shall constitute the sole non-competition,  non-solicitation  or similar restrictive covenants applicable to the Employee for which AIG may obtain injunctive relief or seek damages (other than forfeiture of a specific payment or award which are contingent on complying with non-competition,  nonsolicitation or similar restrictions).  To the extent that any provision of this Agreement is inconsistent with the Code of Conduct, this Agreement governs.  If any term of this Agreement is rendered invalid or unenforceable, the remaining provisions shall remain in full force and shall in no way be affected, impaired or invalidated.   Should a court determine that any provision of this Agreement is unreasonable, whether in period of time, geographical area, or otherwise, the Employee agrees that such provision of the Agreement should be interpreted and enforced to the maximum extent that such  court deems  reasonable.

7.          THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW RULES (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND THE EMPLOYEE CONSENTS TO THE EXCLUSIVE JURISDICTION  OF THE FEDERAL AND STATE COURTS IN NEW YORK.

IN WITNESS WHEREOF, the Employee has agreed to the terms set forth above by signing below.

/s/ Sid Sankaran                                                                                     Date: 11/5/2010

Sid Sankaran